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[VIALTA LETTERHEAD]
                                                                   Exhibit 10.23

April 5, 2001


Didier Pietri
2632 Claray Drive
Los Angeles, CA 90077

Dear Didier:

We are pleased to make the following offer to employment to you:

Position:             President
Department:           Office of the President
Manager:              Fred Chan, Chairman & CEO

Compensation:         $12,500 SEMI-MONTHLY (ANNUALIZED AT $300,000)

First-Year Bonus:     $100,000 fully guaranteed after first year of employment
                      is completed.

Stock Options:        1,000,000 shares - the vesting schedule is 25% after the
                      first year. After that time, the vesting is monthly at a rate of 1/48, subject to approval by the Board of Directors at the next meeting. All shareholders and option holders will be diluted as additional shares or options are issued.

Benefits:             Medical, Dental and Vision coverage is effective on your
                      start date. HMO coverage is paid in full for the employee.
                      PPO coverage requires a deduction from your paycheck.
                      Medical and dental coverage for eligible dependents is available at 25% of cost.

Housing: Housing will be provided for the first two years, after which time additional provision can be discussed.

At-Will Basis:        Vialta is an at-will employer in accordance with the laws
                      of the State of California. You are free to leave at any time, and similarly, the Company can terminate your employment, with or without cause, at any time.

One-Year Agreement:   Employment is guaranteed for one year.

Travel: The Company will pay up to 10 trips per month for you to visit your family in Los Angeles.

Effective:            This offer will remain effective until April 9, 2001.

Start Date:           On or before April 30, 2001

New hire orientation is held every Monday at 9:00 AM (please bring all required employment eligibility documents)




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Didier, we look forward to a positive response to our offer and to a mutually beneficial, professional relationship. Please indicate your acceptance by your signature and start date below.


/s/ Fred Chan                               /s/ Didier Pietri           04/07/01
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Fred Chan
Chairman
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                                            Start Date